Exhibit 99.5

The following message was issued on July 27, 2009 to all employees of Harleysville National Corporation.

First Niagara Financial Group &

Harleysville National Corporation

July 27, 2009

Key Shareholder Messages

Why didn’t the bank raise capital and remain independent?

•	At present, it is a very challenging market for private equity, especially as it relates to raising bank capital. Capital is expensive, hard to come by, and deal terms are extremely dilutive.

•	We knew this going in, but we were confident in our ability to get a deal done that would enable us to remain independent and address the issues in our capital improvement plan.

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But when we looked at the numbers, and looked at the opportunity to partner with another great community bank that shares many of the same characteristics as Harleysville, it quickly became clear that the FNFG transaction was a better alternative.

Why First Niagara Financial Group?

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FNFG is another great community bank that is based in markets that have similar characteristics to Harleysville’s. In addition, FNFG has recently started expanding into Pennsylvania with acquisition of National City branches in Pittsburgh from PNC Bank. With this as a backdrop, the acquisition of Harleysville gives them a growth platform across the entire Commonwealth of Pennsylvania.

•	Partnering with FNFG gives us the ability to retain local identity/local decision making

•	Harleysville’s fee-generating businesses dovetail nicely with First Niagara’s:

•	BeneServ augments the FNFG employee benefits consulting group

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Harleysville wealth management businesses, including Cornerstone and Millennium, will serve as a growth platform for FNFG and both have products and services that can be cross-sold into the FNFG customer base.

•	Likewise, FNFG has an extensive array of insurance services that can be cross-sold into the Harleysville customer base.

•	In addition, FNFG is extremely well capitalized and is currently paying a dividend. They are a sound, strong, stable partner for Harleysville.

•	Together, FNFG and HNBC will have a higher legal lending limit and the ability to support larger customers and larger transactions.

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The FNFG credit team has deftly navigated the recession. Their credit quality is solid and they avoided significant exposures to troubling areas of the market. There are FNFG best practices that can be shared across the Harleysville platform to make us all more effective lenders.

Is this a desperation move?

•	No. This is a good strategic transaction for HNBC. FNFG brings (Note: restate core messages from the “Why First Niagara Financial Group?” question above):

•	Community banking experience in markets that have similar characteristics to Harleysville’s, along with a growth platform in Pennsylvania that now stretches from Philadelphia to Pittsburgh.

•	The ability for Harleysville to retain local decision making

•	Attractive fee generating businesses that supplement and complement our traditional wealth management and employee benefits consulting businesses.

•	A strong, well capitalized balance sheet and solid earnings capacity.

•	A higher combined legal lending limit.

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Expertise in credit management, loan workout, and credit administration. The FNFG credit team has deftly navigated the recession. Their credit quality is solid and they avoided significant exposures to troubling areas of the market. There are FNFG best practices that can be shared across the Harleysville platform to make us all more effective lenders.

When will the transaction close?

•	We anticipate that the transaction will close in the first quarter of 2010.

What are the benefits to Harleysville customers?

Harleysville is now part of a strong super-regional bank with a significant market presence throughout New York State and across the Commonwealth of Pennsylvania. We are well-capitalized, liquid, and have a broad array of products and services including traditional retail and commercial banking, cash management, and wealth management. In addition, FNFG brings traditional insurance products such as claims investigation and adjusting services, third party administration of self-insured workers compensation plans, and alternative risk management services, as well as self-insurance consulting services.